Exhibit 99.2
Cross Country Healthcare To Acquire Assets of Medical Staffing Network
BOCA RATON, Fla. — (BUSINESS WIRE)—June 2, 2014—Cross Country Healthcare, Inc. (NASDAQ:CCRN), a leading provider of healthcare staffing solutions, announced today that it has signed a definitive agreement to acquire substantially all of the assets and business of Medical Staffing Network (“MSN”) and assume substantially all of the liabilities of MSN for an aggregate purchase price of $48.3 million, subject to a post-closing working capital adjustment.

MSN is a comprehensive healthcare staffing company which has 55 locations throughout the U.S. that provide per diem, local, contract, travel, and permanent hire staffing services. For the year ended December 31, 2013 and the four-month period ended April 30, 2014, MSN had unaudited revenues of $229 million and $78 million, respectively.

Cross Country Healthcare President and CEO William J. Grubbs said, “The acquisition of MSN’s assets represents a strategically compelling opportunity for Cross Country Healthcare, accelerating our expansion plans by several years, increasing our market share and bringing us new products and opportunities to cross-sell to all of our customers. From a financial perspective, we expect this transaction to create significant value for our shareholders and meaningful earnings accretion in 2015 through increased scale, accelerated growth opportunities, and cost synergies.”
The transaction is expected to be dilutive to earnings per share by $0.10 - $0.12 for 2014, primarily due to acquisition and integration related charges; and accretive to 2015 earnings per share by $0.12 - $0.15. These estimates are subject to assumptions regarding the timing of the closing of the deal, the attainment of synergies, as well as the company’s tax rates and the finalization of purchase accounting.
The Company has entered into commitments for subordinated debt consisting of a $30 million, 5-year variable rate term loan and $25 million of convertible notes having a 6-year maturity. The combined effective interest rate for the subordinated indebtedness is expected to be 7.72% for 2014. Cross Country Healthcare also has a commitment from its current lender, Bank of America. N.A. to increase its borrowing capacity under its senior secured asset-based revolving credit facility from $65 million to $85 million.
Consummation of the transaction is subject to customary closing conditions. It is anticipated that the Closing will occur before the end of June 2014.
Foros LLC served as financial advisor to Cross Country Healthcare for the acquisition and Proskauer Rose LLP served as its legal advisor.

INVITATION TO CONFERENCE CALL

Cross Country Healthcare will hold a conference call on June 3, 2014 at 9:00 am ET to discuss this transaction. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 1-517-623-4781 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available at the Company's website and a replay of the conference call will be available by telephone by calling 800-695-4244 from anywhere in the U.S. or 402-220-0321 from non-U.S. locations - Passcode: 2014.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida, is a national leader in providing healthcare staffing and workforce management solutions. Our traditional staffing includes temporary and permanent placement of travel nurses and allied professionals, branch-based local nurses and allied staffing, and locum tenens physicians. We provide flexible workforce management solutions to the healthcare market through diversified offerings, meeting the special needs of each client. In addition to traditional staffing, we offer managed service programs (MSP), workforce assessments, internal resource pool consulting and development, electronic medical record (EMR) transition staffing, and recruitment process outsourcing services. We have approximately 3,000 active contracts with government and commercial hospitals and healthcare facilities, and other healthcare organizations throughout the U.S. to provide our staffing services and workforce solutions. We also provide physician and executive search services as well as education and training programs for healthcare professionals. Cross Country Healthcare employs approximately 1,100 corporate employees and utilizes on average 2,420 field employees and 1,640 independent contractors.

ABOUT MEDICAL STAFFING NETWORK

Medical Staffing Network is one of the largest and most recognized national providers of healthcare staffing and workforce solutions that balance quality patient care with cost-savings. With more than 30 years of experience, MSN’s offerings streamline and optimize the patient care continuum from recruitment and onboarding to intake and case management. As a comprehensive healthcare staffing company, MSN provides nursing, allied healthcare, pharmacy, clinical research, anesthesia, advanced practice and case management professionals through a network of 60+ locations and traveler solutions.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the

"safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and our other Securities and Exchange Commission filings made prior to the date hereof.
Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

Source: Cross Country Healthcare, Inc.